Exhibit 99.2

Adeona Announces Appointment of Max Lyon as Chief Executive Officer and President

Ann Arbor, Michigan, June 29, 2009 -- Adeona Pharmaceuticals, Inc. (AMEX: AEN), a specialty pharmaceutical company dedicated to the awareness, prevention and treatment of subclinical zinc deficiency and chronic copper toxicity in the mature adult population, today announced that it has appointed Max Lyon as Chief Executive Officer and President of Adeona.

Mr. Lyon has been CEO/President of six successful medical diagnostic and therapeutic companies, five of which he co-founded, including BioControl Systems, Bainbridge Sciences (Bard Diagnostics), MediQuest Therapeutics, NexCura, Confirma and CG Therapeutics. He co-founded and led the acquisition of Bainbridge Sciences by C.R. Bard (NYSE:BCR) and continued as the President of Bard Diagnostics, and a senior executive team member of C.R. Bard, for four years. He also served as Senior Vice President of Administration at Genetic Systems (NASDQ: GENS) and was a co-founder and Director of Oncogen, a joint venture of Syntex Corporation and Genetic Systems. Genetic Systems and Oncogen were acquired by Bristol Myers for $300 million. He has broad experience in marketing, sales, business development, regulatory affairs, manufacturing and other key operational areas.

Max Lyon has had a successful 25 year career in the medical diagnostic and biotechnology fields with extensive CEO-level experience in the commercial launch and revenue growth of exciting new medical products. He has built direct sales and marketing organizations, completed pioneering market development efforts and created partnerships with major corporations, including GE Healthcare, Abbott Labs and Smith Kline, for the U.S. and international marketing, sales, development and distribution of the products his companies have created.

Max Lyon was a founder and CEO of Bainbridge Sciences, subsequently acquired by C.R.Bard (NYSE: BCR). At Bainbridge and Bard Diagnostics he managed the development, FDA PMA clearance and international launch of the BTA test, the first bladder cancer test, and the first rapid cancer test of any kind, cleared for marketing by the FDA. The BTA test became, and remains, the international market leading immunoassay for bladder cancer detection.

While CEO of Confirma, Mr. Lyon was responsible for the final development, FDA clearance and international launch of CADstream, the first MRI-based diagnostic system for breast cancer. CADstream is the U.S. and international market leader in the MRI CAD field for disease detection with new applications coming online for prostate and liver cancer. Mr. Lyon was also the senior business executive responsible for Genetic Systems’ role in the joint commercial development and international launch, with Syva Diagnostics, of the MicroTrak Chlamydia diagnostic test. This product has become the diagnostic standard for Chlamydia testing.

In his new capacity as CEO, Mr. Lyon will oversee the commercial launch of Adeona’s product suite to help patients and physicians diagnose and treat diseases of chronic copper toxicity and subclinical zinc deficiency in the mature adult population, including, Alzheimer’s disease (AD), mild cognitive impairment (MCI), Parkinson’s disease (PD) and age-related macular degeneration (AMD). Through Adeona’s pending Hartlabs acquisition, a CLIA-certified clinical reference lab, Adeona plans to offer to physicians a panel of serum-based diagnostic tests capable of quantifying levels of potential chronic toxic copper exposure and zinc deficiency in patients with confirmed or suspected AD, MCI, PD and AMD.

“The Board of Directors is very pleased to have Max Lyon join Adeona team as CEO and President.” stated Steve H. Kanzer, Adeona’s Chairman. “After having had the last month to work with Max, I am confident that Max’s wealth of experience and success in multiple diagnostic product launches, including initial market development and sales, will be invaluable as Adeona prepares for its initial product launch and future revenue growth.”

“I am extremely excited about the opportunity to lead Adeona in introducing new products to help adults at risk for, or diagnosed with, cognitive impairment and Alzheimer’s disease to deal with these debilitating conditions.” stated Max Lyon. “This is a cruel and growing epidemic in the U.S. and one with very few options. Adeona can play a leading role in meeting this challenge with a new diagnostic and treatment paradigm and I plan to put all of my skills and energy to work to make this happen.”

During 2007 and 2008, Adeona sponsored and conducted an IRB-approved, prospective, observational, blinded clinical trial enrolling 90 subjects, 30 with Alzheimer’s disease (AD), 30 with Parkinson’s disease (PD) and 30 age-matched normal subjects (Normals). The purpose of the study was to evaluate serum markers of copper status and compare these results across the three groups of patients. The results of our study indicate highly statistically significant differences in serum markers of copper status between AD and normal subjects. We believe that the differences observed suggest that Alzheimer’s patients have impaired protection from chronic copper toxicity, which may contribute to the progression of their disease. The results from this study also appear to indicate a subclinical zinc deficiency in AD subjects.

About Adeona Pharmaceuticals, Inc.

Adeona Pharmaceuticals, Inc. (AMEX: AEN) is a company dedicated to the awareness, diagnosis, prevention and treatment of subclinical zinc deficiency and chronic copper toxicity in the mature population. Adeona believes that such conditions may contribute to the progression of debilitating degenerative diseases, including, Dry Age-Related Macular Degeneration (Dry AMD), Alzheimer’s disease (AD) and mild cognitive impairment (MCI) in susceptible persons. Adeona is also developing a number of late-stage clinical drug candidates for the treatment of rheumatoid arthritis and multiple sclerosis. For further information, please visit www.adeonapharma.com

This release includes forward-looking statements on Adeona's current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding designing additional clinical trials for oral dnaJP1, Zinthionein, flupirtine, or Trimesta. Adeona is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Adeona's forward-looking statements include, among others, a failure of Adeona's product candidates to be demonstrably safe and effective, a failure to obtain regulatory approval for the company's products or to comply with ongoing regulatory requirements, regulatory limitations relating to the company’s ability to promote or commercialize its products for awareness, prevention, diagnosis or treatment of subclinical zinc deficiency and chronic copper toxicity, a lack of acceptance of Adeona's product candidates in the marketplace, a failure of the company to become or remain profitable, that we will continue to meet the continued listing requirements of the American Stock Exchange (which, unlike other exchanges, does not require us to maintain any minimum bid price with respect our stock but does require us to maintain a minimum of $4 million in stockholders’ equity during the current year, for example), our inability to obtain the capital necessary to fund the company's research and development activities, a loss of any of the company's key scientists or management personnel, and other factors described in Adeona’s report on Form 10-K for the year ended December 31, 2008 and any other filings with the SEC. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Adeona undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For Further Information, Contact:

Max Lyon
President and CEO
(734) 332-7800